FOR IMMEDIATE RELEASE	Contact: Scott E. Lied
Phone: 717-733-4181

ENB Financial Corp Reports Fourth Quarter 2017 Results

(January 18, 2018) -- Ephrata, PA – ENB Financial Corp (OTCBB: ENBP), the bank holding company for Ephrata National Bank, reports net income for the fourth quarter of 2017 of $611,000, a $1,309,000, or 68.2% decrease, from the $1,920,000 earned during the fourth quarter of 2016. Net income for the year ended December 31, 2017, was $6,344,000, a $1,209,000, or 16.0% decrease, from the $7,553,000 earned for the same period in 2016. Basic and diluted earnings per share for the fourth quarter of 2017 were $0.21 compared to $0.67 for the same period in 2016. Year-to-date earnings per share were $2.23 in 2017 compared to $2.65 in 2016.

The decrease in the Corporation’s 2017 earnings was caused primarily by a deferred tax asset devaluation of $1.1 million as a result of a lower corporate tax rate. The Tax Cuts and Jobs Act lowered the corporate tax rate from 34% to 21%, which will lower the Corporation’s provision for Federal income taxes in future years. However, the Corporation was required to write down the value of its net deferred tax assets by $1.1 million as of December 31, 2017. Without this write-down, annual net income would have been $7,476,000 for the year ended December 31, 2017, with $2.63 earnings per share, while fourth quarter earnings would have been $1,743,000 with $0.61 earnings per share (non-GAAP).

The Corporation’s net interest income (NII) increased by $693,000, or 9.9%, and $4,891,000, or 19.3%, for the three months and the year ended December 31, 2017, compared to the same periods in 2016. The increase in NII primarily resulted from an increase in interest on securities and dividend income of $175,000, or 9.1%, and $2,798,000, or 49.3%, for the three months and the year ended December 31, 2017, caused primarily by $1,681,000 of non-recurring amortization on U.S. sub-agency bonds recorded for the year ended 2016, with no similar amount in 2017. The Corporation’s NII also benefited from a $448,000, or 7.7%, and $1,728,000, or 7.7% increase in interest and fees on loans for the three months and the year ended December 31, 2017, respectively, compared to the same periods in 2016.

The Corporation recorded $490,000 of provision expense in the fourth quarter of 2017, compared to $125,000 for the fourth quarter of 2016, and provision expense of $940,000 for the year ended December 31, 2017, compared to $325,000 for the same period in 2016. The increase in provision expense was largely driven by a charge-off for one customer of $275,000 in October 2017. The allowance as a percentage of total loans was 1.38% as of December 31, 2017, compared to 1.32% as of December 31, 2016.

ENB FINANCIAL CORP

The gains from the sale of securities were $258,000 and $675,000 for the three months and the year ended December 31, 2017, compared to $240,000 and $2,370,000 for the same periods in 2016, representing an increase of $18,000, or 7.5%, and a decrease of $1,695,000, or 71.5%, respectively. Interest rates were higher during 2017 compared to 2016, resulting in fewer opportunities to pursue gains in 2017.

The gain on the sale of mortgages increased by $10,000, or 2.5%, and $203,000, or 13.4%, for the three months and the year ended December 31, 2017, compared to the prior year’s periods. Both mortgage production and margins realized on sold mortgages were higher in 2017 compared to 2016.

Total operating expenses increased $739,000, or 10.2%, and $3,677,000, or 13.5%, for the three months and year ended December 31, 2017, compared to the same periods in 2016. Salary and benefit expenses, which make up the largest portion of operating expenses, increased $431,000, or 9.5%, and $2,571,000, or 15.3%, for the three months and year ended December 31, 2017, compared to the same periods in 2016. These costs are elevated for 2017 due to the hiring of staff to support new branch offices as well as commercial sales positions and back office support. In addition, benefit costs increased primarily as a result of higher health insurance premiums.

The Corporation’s annualized return on average assets (ROA) and return on average stockholders’ equity (ROE) for the fourth quarter of 2017 were 0.24% and 2.42%, respectively, compared to 0.78% and 7.81% for the fourth quarter of 2016. For the year ended December 31, 2017, the Corporation’s annualized ROA was 0.63%, compared to 0.80% in 2016, while the ROE was 6.46%, compared to 7.74% for 2016. Excluding the one-time net deferred tax asset write-down, the Corporation’s ROA and ROE would have been 0.68% and 6.90% for the fourth quarter of 2017, and 0.75% and 7.61% for the year ended December 31, 2017 (non-GAAP).

As of December 31, 2017, the Corporation had total assets of $1.03 billion, up 5.0%; total stockholders’ equity of $99.8 million, up 5.1%; total deposits of $866.5 million, up 6.0%; and total loans of $597.6 million, up 4.5%, from the balances as of December 31, 2016.

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ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary Ephrata National Bank. Ephrata National Bank operates from twelve full-service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

ENB FINANCIAL CORP

Notice Regarding Forward Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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ENB FINANCIAL CORP

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

(in thousands, except per share and percentage data)

	December 31,
			%
Balance Sheet (EOP)	2017	2016	Change

Securities	$319,661	$308,111	3.7%
Total loans	597,553	571,567	4.5%
Allowance for loan losses	8,240	7,562	9.0%
Total assets	1,033,622	984,253	5.0%
Deposits	866,477	817,491	6.0%
Total borrowings	65,850	69,586	-5.4%
Stockholders' equity	99,759	94,939	5.1%

	Three Months Ended					Year Ended
	December 31,					December 31,
	Reported	Tax Act	Excl. Tax			Reported	Tax Act	Excl. Tax
Income Statement	2017	Impact	Act Impact	(1)	2016	2017	Impact	Act Impact	(1)	2016

Net interest income	$7,726	—	$7,726		$7,033	$30,178	—	$30,178		$25,287
Provision for loan losses	490	—	490		125	940	—	940		325
Noninterest income	2,775	—	2,775		2,578	10,321	—	10,321		11,144
Noninterest expense	7,997	—	7,997		7,258	30,877	—	30,877		27,200
Income before taxes	2,014	—	2,014		2,228	8,682	—	8,682		8,906
Provision for income taxes	1,403	$1,132	271		308	2,338	$1,132	1,206		1,353
Net income	611	(1,132)	1,743		1,920	6,344	(1,132)	7,476		7,553

Per Share Data
Earnings per share	$0.21	($0.40)	$0.61		$0.67	$2.23	($0.40)	$2.63		$2.65
Dividends per share	0.28	—	0.28		0.28	1.12	—	1.12		1.09

Earnings Ratios
Return on average assets (ROA)	0.24%	(0.44% )	0.68%		0.78%	0.63%	(0.12% )	0.75%		0.80%
Return on average stockholders' equity (ROE)	2.42%	(4.48% )	6.90%		7.81%	6.46%	(1.15% )	7.61%		7.74%

Net interest margin	3.47%				3.33%	3.46%				3.12%
Efficiency ratio	74.10%				72.96%	73.23%				75.12%

(1) Represents a non-GAAP financial measurement.

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